Proxy Voting Results

A special meeting of the fund's shareholders was held on March 24, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	23,344,098,476.90	71.697
Against	6,743,167,438.95	20.710
Abstain	1,313,243,243.42	4.033
Broker Non-Votes	1,159,243,437.34	3.560
TOTAL	32,559,752,596.61	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	30,928,470,171.60	94.990
Withheld	1,631,282,425.01	5.010
TOTAL	32,559,752,596.61	100.000
Ralph F. Cox
Affirmative	30,868,493,057.97	94.806
Withheld	1,691,259,538.64	5.194
TOTAL	32,559,752,596.61	100.000
Laura B. Cronin
Affirmative	30,908,610,110.02	94.929
Withheld	1,651,142,486.59	5.071
TOTAL	32,559,752,596.61	100.000
Robert M. Gates
Affirmative	30,902,184,576.53	94.909
Withheld	1,657,568,020.08	5.091
TOTAL	32,559,752,596.61	100.000
	# of Votes	% of Votes
George H. Heilmeier
Affirmative	30,886,751,008.75	94.862
Withheld	1,673,001,587.86	5.138
TOTAL	32,559,752,596.61	100.000
Abigail P. Johnson
Affirmative	30,854,130,441.89	94.762
Withheld	1,705,622,154.72	5.238
TOTAL	32,559,752,596.61	100.000
Edward C. Johnson 3d
Affirmative	30,853,722,183.43	94.760
Withheld	1,706,030,413.18	5.240
TOTAL	32,559,752,596.61	100.000
Donald J. Kirk
Affirmative	30,884,916,646.74	94.856
Withheld	1,674,835,949.87	5.144
TOTAL	32,559,752,596.61	100.000
Marie L. Knowles
Affirmative	30,933,867,397.29	95.006
Withheld	1,625,885,199.32	4.994
TOTAL	32,559,752,596.61	100.000
Ned C. Lautenbach
Affirmative	30,942,458,439.22	95.033
Withheld	1,617,294,157.39	4.967
TOTAL	32,559,752,596.61	100.000
Marvin L. Mann
Affirmative	30,891,790,430.77	94.877
Withheld	1,667,962,165.84	5.123
TOTAL	32,559,752,596.61	100.000
William O. McCoy
Affirmative	30,899,169,712.00	94.900
Withheld	1,660,582,884.61	5.100
TOTAL	32,559,752,596.61	100.000
	# of Votes	% of Votes
Robert L. Reynolds
Affirmative	30,922,038,922.09	94.970
Withheld	1,637,713,674.52	5.030
TOTAL	32,559,752,596.61	100.000
William S. Stavropoulos
Affirmative	30,920,917,920.05	94.967
Withheld	1,638,834,676.56	5.033
TOTAL	32,559,752,596.61	100.000
* Denotes trust-wide proposals and voting results.